Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 11, 2010, with respect to the consolidated financial statements and schedule of CyberOptics Corporation included in the 2009 Annual Report on Form 10-K for the year ended December 31, 2009 which are incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Minneapolis, Minnesota

May 12, 2010